UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2008

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2008, the Board of Directors of Allied Capital Corporation named John C. Wellons, age 36, as Chief Accounting Officer. Mr. Wellons has been employed by Allied Capital Corporation since April 2008. Prior to joining the Company, Mr. Wellons was employed by MCG Capital Corporation, where he served as the Chief Accounting Officer from 2004 to April 2008, the Director of Financial Accounting from 2002 to 2004, and in other accounting roles from 2000 to 2002. Prior to this, Mr. Wellons was employed in the audit practice at Ernst & Young from 1996 to 2000.

Item 8.01 Other Events.

On August 27, 2008, the Board of Directors of Allied Capital Corporation named Norma R. Kuntz as Chief Valuation Officer. Ms. Kuntz has been employed by Allied Capital Corporation since 2002 in the financial reporting and valuation functions, most recently as Senior Vice President. After serving as the Chief Valuation Officer since June 2003, Scott Binder has been appointed Managing Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

August 29, 2008	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer